Exhibit 16



Deloitte &
Touche LLP
- ----------                           ------------------------------------------
                                     1100 Carillon    Telephone: (704) 372-3560
                                     227 West Trade Street
                                     Charlotte, North Carolina 28202-1675



April 12, 1995

Securities and Exchange Commission
Mail Stop 7-2
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Glenayre Technologies, Inc. dated April 7, 1995.


Yours truly,

Deloitte & Touche LLP


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